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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2000 relating to the financial statements and financial statement schedule of Intermagnetics General Corporation, which appear in Intermagnetics General Corporation's Annual Report on Form 10-K for the year ended May 28, 2000.


/s/PricewaterhouseCoopers LLP

Albany, New York
July 6, 2001